Exhibit 99.1
1 Investor Presentation │May 2024 Investor Presentation May 2024

2 Investor Presentation │May 2024 Forward-Looking Statements Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of May 22, 2024. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 13-25 of our Form 10-K filed on February 23, 2024 and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements.

3 Investor Presentation │May 2024 Matson: At-a-Glance OCEAN TRANSPORTATION • A leading U.S. carrier in the Pacific • Lifeline to economies of Hawaii, Alaska, Guam and other Pacific islands • Niche, premium, expedited services from China to Southern California • 35% ownership in SSAT that operates 8 West Coast terminals LOGISTICS • Top 10 integrated, asset-light logistics services • Freight forwarding, transportation brokerage, warehousing, and supply chain management services • Leverages Matson and Span Alaska brands • Scalable model with high ROIC $8.51 $0 $6 $12 $18 $24 $30 $36 $0 $300 $600 $900 $1,200 $1,500 $1,800 2019 2020 2021 2022 2023 LTM 1Q24 Net Income Diluted EPS Net Income Diluted EPS Net Income and Diluted EPS ($ in millions, except EPS) Consolidated Operating Income and EBITDA ($ in millions) $264 $424 $1,350 $1,526 $517 $518 $0 $300 $600 $900 $1,200 $1,500 $1,800 2019 2020 2021 2022 2023 LTM 1Q24 Operating Income EBITDA See Appendix for a reconciliation of GAAP to non-GAAP financial metrics.

4 Investor Presentation │May 2024 Matson Today: Connecting the Pacific

5 Investor Presentation │May 2024 Investment Highlights Unique Network Connecting the Pacific • Providing critical supply lifelines to economies throughout the Pacific • Strong market positions in attractive niche markets with multi-decade customer relationships • Dual head-haul economics on China-to-Long Beach Express (CLX) service • Logistics’ business lines complement ocean services and drive high ROIC opportunities World-Class Operator and Premium Service Provider • Fastest transit and cargo availability creates competitive advantage and premium rates for China service ‒ CLX and MAX are the fastest and second fastest ocean services in the Transpacific tradelane • Fastest transit time to Guam from U.S. West Coast with superior on-time performance • Well-maintained fleet with industry-leading on-time performance • Dedicated terminals with best-in-class truck turns and unmatched cargo availability • Hawaii Neighbor Island barge fleet and Micronesia feeder vessels create hub-and-spoke efficiency Increasingly Diversified Cash Flows • Increasingly diversified cash flows from: ‒ Distinct ocean tradelane service routes ‒ A niche provider of logistics services complementing the tradelane services ‒ An equity investment in SSAT, a leading U.S. West Coast terminal operator Organic Growth Opportunities • Significant organic growth through addition of MAX vessels and expansion of our China service • Announced ~$1 billion new vessel program on November 2, 2022 – new Aloha Class vessels in CLX to provide meaningful lift to net income, operating income and EBITDA ‒ Approximately two-thirds of remaining milestone payments already funded in our Capital Construction Fund (CCF)(1) • Pursue opportunities that leverage the combined services of Ocean Transportation and Logistics Commitment to Returning Cash to Shareholders • Repurchased ~23% of our stock from August 3, 2021 through March 31, 2024 for a total cost of over $804 million • Compelling dividend yield with dividend growth history Strong Balance Sheet • Financial strength to invest to grow the core businesses, pursue strategic opportunities and return capital to shareholders • Investment grade-credit metrics with total debt(2) / LTM EBITDA leverage ratio of 0.8x • Balance sheet strength leads to low-cost of capital See Appendix for a reconciliation of GAAP to non-GAAP financial metrics. (1) Based on remaining milestone payments of $899.1 million and CCF balance of $606.8 million as of March 31, 2024. (2) Total debt is presented before any reduction for deferred loan fees as required by GAAP.

6 Investor Presentation │May 2024 Hawaii Service • 5 U.S. West Coast departures and 3 arrivals in Honolulu per week • Dedicated neighbor island barge service • Maintain best-in-class on-time arrival and cargo availability • Dedicated terminals and fully-integrated cargo delivery to major neighbor islands • Competitors: – Pasha – Barges – Air freight 9-ship deployment Overview of Service Market Overview Matson’s Focus

China Service

Overview of Service

Service	Frequency	US West Coast Ports
CLX (started Feb 2006)	Weekly from Ningbo/Shanghai	Long Beach
MAX (started May 2020)	Weekly from Ningbo/Shanghai	Long Beach

- CLX and MAX are premium services providing an alternative to deferred air freight and other ocean carriers
- Dedicated terminal space in Long Beach with off-dock container yard
- Feeder services from other Asian port origins
- Door-to-door services in coordination with Matson Logistics

Matson's Focus

- Continue to differentiate services with reliability
- Attract new customers away from air freight

Market Overview

- Competitors:
  - Other transpacific carriers
  - Air freight carriers


STE 1 - ALAMEDA BONDED OFF-DOCK CONTAINER YARD
4.5 miles
STE 2 - CARSON NON-BONDED OFF-DOCK CONTAINER YARD
3.5 miles
PIER A – OWNED AND OPERATED BY MATSON JV
EXCLUSIVE USE TERMINAL
MAX
CLX

Port of Long Beach

CLX is the #1 Transpacific Service and MAX is #2

- Expedited, 10-day transit from Shanghai
- Exclusive terminal (for CLX) – unrivaled speed
- Next day cargo availability at off-dock facility

7 | Investor Presentation | May 2024

Matson

8 Investor Presentation │May 2024 China Service – Elements of Demand • CLX is the fastest • MAX is the second fastest • Significant cost savings for 5 to 7 days of additional transit time Unmatched Destination Services: The consistency of our service is a significant differentiator in the marketplace. • High level of service at origin and destination Economically Advantageous Compared to Air Freight: “High Touch” Customer Service: Fast, Reliable Ocean Transit: • Dedicated terminal operations under SSAT JV • 24-hour cargo availability • No customer appointments necessary for pickup • Ownership and control of our chassis Demand for Matson’s China Service

9 Investor Presentation │May 2024 Alaska Service • Twice weekly service to Anchorage and Kodiak • Weekly service into Dutch Harbor • Matson is the only U.S. containership operator serving Kodiak and Dutch Harbor • Maintain excellence in on-time cargo availability • Expand premium SB service differentiation • Market AAX service • Competitors: TOTE, barges, air freight and OTR trucking • Air freight rates are very high relative to the cost of goods being shipped • NB volume growth tied to Alaska’s economy • SB and Alaska-to-Asia Express (AAX) volume tied to seasonality of seafood harvests Note: Picture excludes AAX service from Dutch Harbor as backhaul service on the MAX Overview of Service Current 3-Ship Deployment Market Overview Matson’s Focus

10 Investor Presentation │May 2024 Guam Service • Weekly service to Guam as part of CLX service • 3-to-5 day ocean transit advantage from U.S. West Coast • Maintain superior service and on-time performance • Competitors: – APL (U.S. flagged service) • Trans-ships in Yokohama, Japan and Busan, South Korea to Guam via a 2-ship feeder service – International carriers with Asia direct services – Air freight Overview of Service Market Overview Matson’s Focus

11 Investor Presentation │May 2024 SSAT Joint Venture • Matson owns a 35% interest in SSA Terminals, LLC (SSAT), the leading U.S. West Coast terminal operator – SSAT currently provides terminal and stevedoring services to carriers at 8 terminal facilities SSAT is the best operator on the U.S. West Coast. $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 2019 2020 2021 2022 2023 LTM 1Q24 Port Terminal Acreage Long Beach Pier A 196 C60 68 Tacoma West Sitcum 123 Oakland OICT 270 B63 80 Seattle T-5 65* T-18 196 T-30 70 * Further redevelopment of site could bring terminal to potentially ~143 acres. Overview SSAT JV Equity Income ($ in millions)

12 Investor Presentation │May 2024 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10% $0 $10 $20 $30 $40 $50 $60 $70 $80 2017 2018 2019 2020 2021 2022 2023 LTM 1Q24 Operating Income Margin Operating Income Operating Income Operating Income Margin Matson Logistics Transportation Brokerage • Domestic and international rail intermodal • Long-haul and regional highway trucking • Less-than-truckload and expedited freight • Over 1.5 million sq. ft. across 4 buildings in attractive port-based locations • Mix of contract and public warehouses Supply Chain Mgmt. and Other • PO management, freight forwarding and NVOCC services • Organically grown from Matson’s CLX service Warehousing and Distribution Freight Forwarding • LCL consolidation and freight forwarding primarily to the Alaska market through Span Alaska Overview of Services Operating Income and Margin ($ in millions)

13 Investor Presentation │May 2024 Appendix

Appendix – Non-GAAP Measures

Matson reports financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest Expense, Interest Income, Income Taxes, Depreciation and Amortization ("EBITDA"), and Return on Invested Capital ("ROIC").

		For the years ended December 31,											
($ in millions, except ROIC)	**LTM 1Q24**	**2023**	**2022**	**2021**	**2020**	**2019**	**2018**	**2017**	**2016**	**2015**	**2014**	**2013**	**2012**
Total debt [6]	$ 430.5	$ 440.6	$ 517.5	$ 629.0	$ 760.1	$ 958.4	$ 856.4	$ 857.1	$ 738.9	$ 429.9	$ 373.6	$ 286.1	$ 319.1
Net income	$ 299.2	$ 297.1	$ 1,063.9	$ 927.4	$ 193.1	$ 82.7 [1]	$ 109.0 [2]	$ 231.0 [3]	$ 81.4	$ 103.0	$ 70.8	$ 53.7	$ 45.9
Add: loss from discontinued operations	-	-	-	-	-	-	-	-	-	-	-	-	6.1
Add: income tax expense	74.9	75.9	288.4	243.9	65.9	25.1	38.7	(105.8)	49.1	74.8	51.9	32.2	33.0
Add: interest expense	9.9	12.2	18.0	22.6	27.4	22.5	18.7	24.2	24.1	18.5	17.3	14.4	11.7
Subtract: interest income	(36.6)	(36.0)	(8.2)	-	-	-	-	-	-	-	-	-	-
Add: depreciation and amortization	170.4	167.5	164.1	156.4	137.3	134.0	130.9	146.6	135.4	105.8	90.1	91.0	95.4
EBITDA	517.8	516.7	1,526.2	1,350.3	423.7	264.3	297.3	296.0	290.0	302.1	230.1	191.3	192.1
Net income	$ 299.2	$ 297.1	$ 1,063.9	$ 927.4	$ 193.1	$ 82.7 [1]	$ 109.0 [2]	$ 231.0 [3]	$ 81.4	$ 103.0	$ 70.8	$ 53.7	$ 45.9
Add: loss from discontinued operations	-	-	-	-	-	-	-	-	-	-	-	-	6.1
Subtract: interest income (tax-effected) [4]	(29.3)	(28.7)	(6.5)	-	-	-	-	-	-	-	-	-	-
Add: interest expense (tax-effected) [4]	7.9	9.7	14.2	17.9	20.4	16.7	14.2	14.9	15.1	10.7	10.0	9.0	7.2
Total return (A)	277.8	278.1	1,071.6	945.3	213.5	99.4	123.2	245.9	96.5	113.7	80.8	62.7	59.2
Average total debt [6]	$ 453.6	$ 479.1	$ 573.3	$ 694.6	$ 859.3	$ 907.4	$ 856.8	$ 798.0	$ 584.4	$ 401.8	$ 329.9	$ 302.6	$ 319.1 [5]
Average shareholders' equity	2,322.1	2,348.8	1,982.2	1,314.3	883.5	780.5	716.3	586.1	472.8	407.1	351.0	309.1	279.9 [5]
Total invested capital (B)	2,775.7	2,827.9	2,555.5	2,008.9	1,742.8	1,687.9	1,573.1	1,384.1	1,057.2	808.9	680.9	611.7	599.0 [5]
ROIC = (A)/(B)	10.0%	9.8%	41.9%	47.1%	12.3%	5.9%	7.8%	17.8%	9.1%	14.1%	11.9%	10.3%	9.9%

(1) Includes a non-cash tax benefit of $2.9 million related to discrete adjustments as a result of applying the provisions of the Tax Cuts and Jobs Act (the "Tax Act").

(2) Includes a non-cash tax expense of $2.9 million related to discrete adjustments as a result of applying the provisions of the Tax Act.

(3) Includes the benefit of a one-time, non-cash adjustment of $154.0 million related to the enactment of the Tax Act.

(4) The effective tax rates each year in the period 2012-2023 and LTM 1Q24 were 38.8%, 37.5%, 42.3%, 42.1%, 37.6%, (84.5%), 26.2%, 23.3%, 25.4%, 20.8%, 21.3%, 20.3%, and 20.0%, respectively. The effective tax rates for 2017, 2018 and 2019 excluding adjustments related to the Tax Act, would have been 38.5%, 24.2% and 26.0%, respectively.

(5) The 2012 calculation is based on total invested capital as of December 31, 2012 due to the timing of the separation from Alexander & Baldwin.

(6) Total debt is presented before any reduction for deferred loan fees as required by U.S. GAAP.

14 | Investor Presentation | May 2024

Matson.